Filed Pursuant to Rule 424(b)(3)
File Number 333-133393

PROSPECTUS SUPPLEMENT NO. 3
to Prospectus declared
effective on June 14, 2006
(Registration No. 333-133393)
WINMARK CORPORATION

This Prospectus Supplement No. 3 supplements our Prospectus declared effective June 14, 2006 (as previously supplemented by the prospectus supplements dated July 13, 2006 and August 11, 2006, collectively, the “Prospectus”).

You should read this Prospectus Supplement No. 3 together with the Prospectus.

On August 18, 2006, we filed with the U.S. Securities and Exchange Commission the Current Report on Form 8-K.

The information contained herein, including the information attached hereto, supplements and supersedes, in part, the information contained in the Prospectus.  This Prospectus Supplement No. 3 should be read in conjunction with the Prospectus, and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement No. 3 supersedes the information contained in the Prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement No. 3 is August 18, 2006.